UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
September 1, 2005

(Date of Earliest Event Reported: August 30, 2005)

EL PASO PRODUCTION HOLDING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	33-106586	76-0637534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2005, El Paso Production Holding Company (“EPPH”) and certain of our subsidiaries, El Paso Production Company (“EPC”), El Paso Energy Raton Corporation (“Raton”), and El Paso Production GOM, Inc., (“GOM”, together with EPPH, EPC and Raton, the “Borrowers”), entered into a $500 million senior secured Credit Agreement (“Credit Agreement”) which is attached as an exhibit hereto and incorporated herein by reference. The several banks and other financial institutions that are parties to these agreements are identified in the exhibits hereto.

The Credit Agreement allows revolving credit loans and the issuance of letters of credit . Pursuant to the terms of the Credit Agreement, all obligations under the Credit Agreement are joint and several obligations of the Borrowers and are secured by certain oil and gas reserves and properties of the Borrowers. Certain of EPPH’s other subsidiaries may from time to time guarantee all of the borrowings under the Credit Agreement.

On August 30, 2005, we borrowed $500 million under revolving loans to pay a portion of the purchase price of our Medicine Bow acquisition described under Item 2.01 below. The revolving loans mature in August 2010, but amounts may be repaid and reborrowed thereunder during the term of the facilities.

Generally, outstanding borrowings under the Credit Agreement, if the usage is more than 90 percent, are priced at LIBOR plus 1.875 percent or at our option a domestic bank rate plus 0.875 percent and step down to LIBOR plus 1.25 percent or a domestic bank rate plus 0.25 percent if the usage is at 50 percent or less. We are charged the above pricing plus an additional fronting fee of 0.125 percent on outstanding letters of credit, which are considered usage of the revolving credit facility, plus a nominal administrative fee. We will pay an amount of 0.375 percent for unborrowed funds.

This Credit Agreement contains covenants, subject to specific exceptions, restricting the ability of EPPH and our subsidiaries to: (1) incur additional indebtedness; (2) grant certain liens; (3) enter into certain merger or consolidation transactions; (4) dispose of assets; (5) make certain restricted payments; and (6) enter into certain other agreements.

This Credit Agreement also requires EPPH on a consolidated basis to satisfy certain financial covenants at the end of each fiscal quarter, including: (1) an Interest Coverage Ratio, as defined in the Credit Agreement, shall not exceed 2.0 to 1; and (2) a Debt Leverage Ratio, as defined in the Credit Agreement, shall not be greater than 4.50 to 1, for the period of the first four consecutive fiscal quarters after August 30, 2005, and then 4.0 to 1 each quarter thereafter until maturity.  Furthermore, we have a restriction on the incurrence of incremental borrowings if such debt would cause the Debt Leverage Ratio to exceed 3.5 to 1.

Pursuant to the terms of the Credit Agreement, the following constitute events of default under the credit facility:

•	a failure to pay principal or interest on any loan under the Credit Agreement;

•	if a representation or warranty is proven to be incorrect when made;

•	the failure to observe or perform covenants or agreements;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	inability or general failure to pay debts as they become due;

•	the entry of one or more judgments in an aggregate uninsured amount equal to or greater than $25,000,000 that remains undischarged; or

•	suffering an event of default and the lapse of any applicable grace period under any other Indebtedness (as defined in the Credit Agreement) in excess of $25,000,000.

If an event of default occurs, then the lenders may: (1) terminate their commitments under the Credit Agreement; (2) declare any outstanding loans under the Credit Agreement to be immediately due and payable after applicable grace periods; and (3) foreclose on the collateral.

On August 31, 2005, EPPH entered into a Third Supplemental Indenture to that certain Indenture, dated as of May 23, 2003 (as amended and supplemented, the “Indenture”), among EPPH, as Issuer, the Subsidiary Guarantors from time to time party thereto and Wilmington Trust Company, as Trustee.  The Third Supplemental Indenture was entered into among EPPH, as Issuer, EPC, GOM, Raton, Medicine Bow Energy Corporation (“MBEC”), Medicine Bow Operating Company (“MBOC”) and MBOW Four Star Corporation (“MBOW”), as Subsidiary Guarantors, and Wilmington Trust Company, as Trustee, and added MBEC, MBOC and MBOW, acquired as described in Item 2.01 below, as Subsidiary Guarantors under the Indenture.   Each of the Subsidiary Guarantors is a direct or indirect wholly owned subsidiary of EPPH.  The Third Supplemental Indenture is attached as an exhibit hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

    On August 31, 2005, EPPH closed our previously announced acquisition of Denver-based Medicine Bow Energy Corporation for total cash consideration of approximately $851 million.  Of this consideration, $814 million was paid in respect of the equity interests acquired and bonus pool payout amounts, and $20 million was for the payoff of indebtedness incurred by Medicine Bow to fund its acquisition of additional interests in Four Star Oil & Gas Company.  The remaining consideration consisted of:

•	approximately $8.2 million of financial advisor fees;

•	approximately $6.1 million of hedge breakage costs; and

•	approximately $2.7 million for the payoff of additional assumed indebtedness.

    Medicine Bow has an estimated 383 billion cubic feet equivalent (Bcfe) of proved reserves, mostly in the Rockies and East Texas.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

    On August 31, 2005, El Paso Corporation, our parent company, announced the closing of our acquisition of Denver-based Medicine Bow Energy Corporation for approximately $851 million of total cash consideration, of which $814 million was paid in respect of the equity interests acquired and bonus pool payout amounts, and $20 million was for the payoff of indebtedness incurred by Medicine Bow Energy Corporation to fund its acquisition of additional interests in Four Star Oil & Gas Company.  The remainder consisted of the costs listed in Item 2.01 above.  A copy of El Paso’s press release is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4), financial statements and pro forma information required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.

(b)	Exhibits.

Exhibit Number	Description

10.A
Credit Agreement dated as of August 30, 2005, among El Paso Production Holding Company, El Paso Production Company, El Paso Energy Raton Corporation and El Paso Production GOM, Inc. and Fortis Capital Corp., The Royal Bank of Scotland plc and The Bank of Nova Scotia, and the Several Lenders from time to time Parties thereto.

10.B	Form of Guarantee Agreement made by the Guarantors in favor of Fortis Capital Corp., as agent for the Creditors (Included in Exhibit 10.A above).
10.C
Third Supplemental Indenture, dated as of August 31, 2005, among El Paso Production Holding Company, as Issuer, El Paso Production Company, El Paso Production GOM, Inc., El Paso Energy Raton Corporation, Medicine Bow Energy Corporation, Medicine Bow Operating Company and MBOW Four Star Corporation, as Subsidiary Guarantors, and Wilmington Trust Company, as Trustee.

99.A	Press Release dated August 31, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PRODUCTION HOLDING COMPANY

By:	/s/ Gene T. Waguespack
Gene T. Waguespack
Senior Vice President, Treasurer and Controller
(Principal Accounting Officer)

Dated:  September 1, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.A
Credit Agreement dated as of August 30, 2005, among El Paso Production Holding Company, El Paso Production Company, El Paso Energy Raton Corporation and El Paso Production GOM, Inc. and Fortis Capital Corp., The Royal Bank of Scotland plc and The Bank of Nova Scotia, and the Several Lenders from time to time Parties thereto.

10.B	Form of Guarantee Agreement made by the Guarantors in favor of Fortis Capital Corp., as agent for the Creditors (Included in Exhibit 10.A above).
10.C
Third Supplemental Indenture, dated as of August 31, 2005, among El Paso Production Holding Company, as Issuer, El Paso Production Company, El Paso Production GOM, Inc., El Paso Energy Raton Corporation, Medicine Bow Energy Corporation, Medicine Bow Operating Company and MBOW Four Star Corporation, as Subsidiary Guarantors, and Wilmington Trust Company, as Trustee.

99.A	Press Release dated August 31, 2005.